EXHIBIT I

                   Proposed GIAC Board Resolutions Relating to
                         Variable Life Insurance Product

            RESOLVED, that the Board of Directors of GIAC hereby establishes, pursuant to Section 2932 of the Delaware Insurance Code, a separate account to be designated THE GUARDIAN SEPARATE ACCOUNT K (hereinafter in these resolutions referred to as the "Account") to serve as a segregated asset account to receive, hold and invest amounts arising from (a) premiums paid for the variable life insurance policies issued by GIAC through the Account (the "Policies"); and (b) such assets of GIAC as the proper officers of GIAC may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Policies and lodged in the Account, and such amounts, together with the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Policies, in units of the Account at the value of such units at the time of acquisition; and it is further

            RESOLVED, that the Board of Directors hereby approves offering allocation options to owners of the Policies through the Account which correspond to: The Guardian Stock Fund, Inc., The Guardian Bond Fund, Inc., The Guardian Cash Fund, Inc., Baillie Gifford International Fund, Inc., Value Line Centurion Fund, Value Line Strategic Asset Management Trust or such other open-end management investment companies registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 (the "1940 Act") or other categories of investments which may hereafter be designated by the officers of GIAC; and it is further

            RESOLVED, that GIAC shall abide by the conditions imposed by the SEC and set forth in Investment Company Act Release Number 14685 (August 20, 1985) regarding the offer of shares of registered open-end management investment companies to multiple GIAC separate accounts in connection with the operation of the Separate Account; and it is further

            RESOLVED, the Account shall be registered as a unit investment trust under the 1940 Act and the Securities Act of 1933 ("the 1933 Act"), and that the officers of GIAC be and they hereby are authorized to sign and file with the SEC, or cause to be signed and filed with the SEC, a registration statement on behalf of the Account, as registrant, under the 1933 Act ("1933 Act Registration") together with any exemptive applications, no-action requests or other documents as they may deem necessary to effectuate registration of the units of the Account; and it is further

            RESOLVED, that the officers of GIAC are authorized and directed to sign and file with the SEC or cause to be signed and filed with the SEC, amendments of such 1933 Act Registration or other documents as they may deem necessary or advisable from time to time respecting the Account; and it is further

            RESOLVED, that the signature of any director or officer of GIAC required by law to affix his signature to such 1933 Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto in the form of power of attorney attached hereto as Exhibit A; and it is further

            RESOLVED, that the officers of GIAC are authorized and directed to employ Guardian Investor Services Corporation to serve as distributor of the Policies and to prepare any and all agreements as they may deem necessary or desirable for the provision of such services to the Account with the advice of counsel, subject to final approval by the Board of Directors of GIAC or by the Executive Committee of the Board; and it is further

            RESOLVED, that the officers of GIAC are authorized and directed to sign and file with the SEC, or cause to be signed and filed with the SEC, such periodic reports under the 1940 Act respecting the Account as they may deem necessary or advisable from time to time; and it is further

            RESOLVED, that the Board of Directors of GIAC authorizes $100,000 in the aggregate be deposited into the Account as "seed capital" to commence its operations and that the officers of GIAC are given discretion as to the timing of such deposit of seed capital; and it is further

            RESOLVED, that the officers of GIAC be and they hereby are authorized to take whatever steps that may be necessary or desirable, with the advice of counsel, to comply with such laws and regulations of the several states as may be applicable to the establishment of the Account and the sale of the Policies; and it is further

            RESOLVED, that the officers of GIAC be and they hereby are authorized, in the name and on behalf of GIAC, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, with the advice of counsel, in order to effectuate the purposes of the foregoing resolutions.

                                                                       EXHIBIT A

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS that __________________ whose signature appears below, constitutes and appoints John K. Smith, Thomas R. Hickey, Jr. and Richard T. Potter, Jr. and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments to registration statements for THE GUARDIAN SEPARATE ACCOUNT K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.


Dated:              , 1993              ________________________________________